Exhibit 99.1

ESSEX
PROPERTY TRUST, INC.

Second Quarter 2013

Earnings Release & Supplemental Financial Information

CALIFORNIA
GAS
COMPANY

Gas Company Lofts

Los Angeles, CA
251 Units
Acquired in June 2013

Investor Relations Contact:
Barb Pak
Director of Investor Relations
(650) 494-3700

Essex Property Trust, Inc.
925 East Meadow Drive
Palo Alto, CA 94303
(650) 494-3700

Essex Announces Second Quarter 2013 Results
Core Funds from Operations per Diluted Share for the Second Quarter Increased 12.8%

Palo Alto, California—July 31, 2013—Essex Property Trust, Inc. (NYSE:ESS) announced today its second quarter 2013 earnings results and related business activities.

Funds from Operations (“FFO”) and earnings per share (“EPS”) for the quarter and six months ended June 30, 2013 are detailed below.  Core FFO excludes acquisition costs and non-routine items.  EPS for the quarter ended June 30, 2012 includes a $21.9 million gain to remeasure the Company’s investment in the Essex Skyline joint venture to fair value (gain is not included in the calculation of FFO).

	Quarter Ended June 30,		%	Six Months Ended June 30,		%
Per Diluted Share	2013	2012	change	2013	2012	change
FFO	$1.91	$1.69	12.9%	$3.88	$3.33	16.8%
Core FFO	$1.88	$1.66	12.8%	$3.74	$3.30	13.4%
EPS	$0.67	$1.07	-37.4%	$1.35	$1.74	-22.4%

Second Quarter 2013 Highlights:

•	Grew same-property gross revenues and net operating income (“NOI”) by 6.1% and 7.0%, respectively, compared to Q2 2012.
•	Increased 2013 guidance for same-property revenues at the midpoint from 5.8% to 6.0% and NOI guidance from 7.0% to 7.2%.
•	Achieved a 1.4% sequential increase in quarterly gross revenues and 0.8% sequential increase in NOI for the same-property portfolio.
•	Acquired two communities containing 393 apartment homes in the Wesco III joint venture for a total purchase price of $113.5 million.
•	Redeveloped 507 apartment homes during the quarter and vacancy during redevelopment reduced occupancy by 60 basis points for the same-property portfolio.
•	Opened Phase I of the development community Epic in June, and 52% of the 280 apartment homes in Phase I are currently occupied or leased.
•	Purchased land and started construction on One South Market located in San Jose, California.
•	Received $13.1 million in repayment of a preferred equity investment and recognized $0.5 million in prepayment fees, which reduced forecasted co-investment income by $0.7 million in the second half of 2013.
•	Tightened full-year core FFO guidance range from $7.40 to $7.70 to $7.50 to $7.65. Provided third quarter 2013 core FFO per diluted share guidance range of $1.85 to $1.93 per diluted share.

925 East Meadow Drive Palo Alto California 94303 telephone 650 494 3700 facsimile 650 494 8743
www.essexpropertytrust.com

Michael J. Schall, President and Chief Executive Officer of the Company, commented, “Our operating results demonstrate the continued strength in apartment rents in coastal California and Washington, driving our Core FFO per share above the high-end of the guidance range established last quarter.  In addition, we are excited to report that initial leasing activities at our first phase of our Epic community in North San Jose have significantly exceeded expectations.  Based on these results, we are raising the mid-point of our same-property NOI growth forecast by 20 basis points to 7.2% and our 2013 Core FFO per diluted share by $0.03 to $7.58.”

Same-Property Operations

Same-property operating results exclude properties that are not comparable for the periods presented.  The table below illustrates the percentage change in same-property gross revenues for the quarter ended June 30, 2013 compared to the quarter ended June 30, 2012, and the sequential percentage change for the quarter ended June 30, 2013 versus the quarter ended March 31, 2013 by submarket for the Company:

	Q2 2013 vs. Q2 2012	Q2 2013 vs. Q1 2013	% of Total
	Gross Revenues	Gross Revenues	Q2 2013 Revenues
Southern California
Los Angeles County	4.8%	0.2%	19.9%
Ventura County	3.8%	0.4%	9.6%
Orange County	4.5%	1.1%	9.2%
San Diego County	2.9%	0.7%	6.4%
Other Southern California	4.5%	0.3%	1.9%
Total Southern California	4.2%	0.5%	47.0%
Northern California
Santa Clara County	8.0%	2.0%	16.8%
Contra Costa County	5.7%	1.8%	6.7%
Alameda County	8.6%	2.4%	6.0%
Other Northern California	9.8%	2.3%	5.4%
Total Northern California	7.9%	2.1%	34.9%
Seattle Metro	7.8%	2.5%	18.1%
Same-property portfolio	6.1%	1.4%	100.0%

The table below illustrates the percentage change in same-property gross revenues, operating expenses, and NOI for the quarter ended June 30, 2013 compared to the quarter ended June 30, 2012:

	Q2 2013 compared to Q2 2012
	Gross Revenues	Operating Expenses	NOI

Southern California	4.2%	3.1%	4.8%
Northern California	7.9%	4.1%	9.7%
Seattle Metro	7.8%	7.8%	7.8%
Same-property portfolio	6.1%	4.3%	7.0%

The table below illustrates the sequential percentage change in same-property gross revenues, operating expenses, and NOI for the quarter ended June 30, 2013 versus the quarter ended March 31, 2013:

	Q2 2013 compared to Q1 2013
	Gross Revenues	Operating Expenses	NOI

Southern California	0.5%	1.7%	-0.1%
Northern California	2.1%	3.3%	1.6%
Seattle Metro	2.5%	4.8%	1.3%
Same-property portfolio	1.4%	2.8%	0.8%

Same-property financial occupancies for the quarters ended are as follows:

	6/30/2013	3/31/2013	6/30/2012
Southern California	95.8%	96.6%	96.0%
Northern California	96.4%	96.8%	96.8%
Seattle Metro	96.0%	96.6%	96.2%
Same-property portfolio	96.0%	96.6%	96.3%

Investment Activity

In May, the Wesco III, LLC (“Wesco III”) joint venture, of which the Company has a 50% interest, acquired Regency at Mountain View located in Mountain View, California for $42.5 million.  Built in 1970, the property has 142 apartment homes and is located in close proximity to high tech jobs including the Google campus, retail and entertainment venues.  The Company plans to renovate the property for a total cost of approximately $7 million.

In late June, Wesco III purchased Gas Company Lofts located in Los Angeles, California for $71.0 million.  The property contains 251 apartment homes in three buildings which were built in 1924, 1940, and 1959, respectively.  The property, which is located in downtown Los Angeles, went through a full adaptive reuse renovation in 2004 to convert the space into loft-style apartments.  The property is centrally located a few blocks from the Financial District, L.A. Live, Staples Center, and the Nokia Theater.  Downtown Los Angeles continues to undergo a multi-year revival with multiple commercial developments underway.  The Company intends to renovate portions of the property including adding amenities such as a rooftop pool for a total cost of approximately $11 million.

Dispositions

In May, the Essex Apartment Value Fund II L.P. (“Fund II”) joint venture of which the Company has a 28.2% ownership interest, sold Morning Run which has 222 apartment homes for gross proceeds of $26.4 million.  In connection with the sale, Fund II incurred a prepayment penalty on debt of which the Company’s pro rata share was $0.2 million.

Subsequent to quarter end, Fund II sold three additional properties for gross proceeds of $244.0 million.  Fund II is marketing the remaining properties in the portfolio and expects all of them will be sold in the next six to twelve months.

Development

In June, the Company opened Phase I of Epic, a 280 unit community located in North San Jose, California.  Currently, 145 of the apartment homes are occupied or leased, representing 52% of the total apartment homes in Phase I.  Phase II of Epic comprised of 289 apartment homes will open in the fourth quarter of 2013.

We have begun pre-leasing Connolly Station, a 309 unit community located in Dublin, California and initial occupancy is expected in mid-August.

During the second quarter, the Company entered into a co-investment partnership to purchase land and start construction of One South Market, a twenty-three story high rise containing 312 apartment homes located in downtown San Jose, California.  Please see the press release dated May 31, 2013 for additional details on this transaction.

Other Investments

In June, the Company received cash of $13.1 million from the redemption of a preferred equity investment related to one property located in Los Angeles.  The Company recorded $0.5 million of income from prepayment penalties due to the early termination of the agreement.

Liquidity and Balance Sheet

During the quarter, the Company repaid two secured loans totaling $27.3 million and incurred $0.2 million loss on early retirement of debt.  In addition, the Company repaid $14.2 million of Mello Roos bonds related to one property which resulted in a $1.5 million gain on early retirement of debt.  As of June 30, 2013, the Company had $621 million in undrawn capacity on its unsecured credit facilities.

Guidance

The Company’s guidance for core FFO per diluted share for the third quarter of 2013 is $1.85 to $1.93.  For additional details regarding our 2013 guidance, please see page S-14 of the Supplemental Financial Information.

Conference Call with Management

The Company will host an earnings conference call with management to discuss its quarterly results on Thursday August 1, 2013 at 10 a.m. PST (1 p.m. EST), which will be broadcast live via the Internet at www.essexpropertytrust.com, and accessible via phone by dialing (877) 407-0784, no passcode is necessary.

A rebroadcast of the live call will be available online for 90 days and digitally for 7 days. To access the replay online, go to www.essexpropertytrust.com and select the second quarter earnings link.  To access the replay digitally, dial (877) 870-5176 using the replay pin number 416465. If you are unable to access the information via the Company’s website, please contact the Investor Relations Department at investors@essexpropertytrust.com or by calling (650) 494-3700.

Corporate Profile

Essex Property Trust, Inc., an S&P 400 company, is a fully integrated real estate investment trust (REIT) that acquires, develops, redevelops, and manages multifamily residential properties in selected West Coast markets. Essex currently has ownership interests in 164 apartment communities with an additional 9 properties in various stages of active development. Additional information about Essex can be found on the Company’s web site at www.essexpropertytrust.com.

This press release and accompanying supplemental financial information will be filed electronically on Form 8-K with the Securities and Exchange Commission and can be accessed from the Company’s Web site at www.essexpropertytrust.com. If you are unable to obtain the information via the Web, please contact the Investor Relations Department at (650) 494-3700.

Funds from Operations (“FFO”) Reconciliation

FFO, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), is generally considered by industry analysts as an appropriate measure of performance of an equity REIT. Generally, FFO adjusts the net income of equity REITs for non-cash charges such as depreciation and amortization of rental properties, impairment charges, gains/losses on sales of real estate and extraordinary items. Management considers FFO and FFO which excludes acquisition costs and items that are non-recurring or not related to the Company’s core business activities, which is referred to as (“Core FFO”), to be useful financial performance measurements of an equity REIT because, together with net income and cash flows, FFO and Core FFO provide investors with an additional basis to evaluate the operating performance and ability of a REIT to incur and service debt and to fund acquisitions and other capital expenditures and the ability to pay dividends.

FFO does not represent net income or cash flows from operations as defined by U.S. generally accepted accounting principles (“GAAP”) and is not intended to indicate whether cash flows will be sufficient to fund cash needs. It should not be considered as an alternative to net income as an indicator of the REIT's operating performance or to cash flows as a measure of liquidity.  FFO does not measure whether cash flow is sufficient to fund all cash needs including principal amortization, capital improvements and distributions to shareholders. FFO also does not represent cash flows generated from operating, investing or financing activities as defined under GAAP. Management has consistently applied the NAREIT definition of FFO to all periods presented. However, there is judgment involved and other REITs’ calculation of FFO may vary from the NAREIT definition for this measure, and thus their disclosures of FFO may not be comparable to the Company’s calculation.

The following table sets forth the Company’s calculation of diluted FFO and Core FFO for the three and six months ended June 30, 2013 and 2012:

	Three Months Ended June 30,		Six Months Ended June 30,
Funds from Operations (In thousands)	2013	2012	2013	2012
Net income available to common stockholders	$24,946	$37,078	$50,149	$59,800
Adjustments:
Depreciation	48,031	41,801	95,175	82,628
Gains not included in FFO, net of disposition costs	(2,366)	(21,947)	(2,366)	(31,730)
Depreciation add back from unconsolidated co-investments, and add back convertible preferred dividend – Series G	3,777	3,366	7,619	7,750
Noncontrolling interest related to Operating Partnership units	1,547	2,502	3,048	4,092
Depreciation attributable to noncontrolling interests	(327)	(303)	(654)	(592)
Funds from Operations	$75,608	$62,497	$152,971	$121,948
(Gain) loss on early retirement of debt	(1,024)	1,450	(1,024)	1,450
Acquisition costs	168	312	555	498
Income from early redemption of preferred equity investments	(523)	-	(946)	-
Gain on sales of marketable securities and note prepayment	-	(521)	(2,611)	(521)
Gain on sale of land	-	-	(1,503)	-
Co-investment promote income	-	(2,299)	-	(2,299)
Core Funds from Operations	$74,229	$61,439	$147,442	$121,076

SAFE HARBOR STATEMENT UNDER THE PRIVATE LITIGATION REFORM ACT OF 1995:

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Such forward-looking statements include statements and estimates on pages 1 and 2 and under the caption “Guidance” on page 4 with respect to total and Core FFO for the third quarter 2013, full-year total and Core FFO guidance, and 2013 same-property revenues and NOI guidance; the continued strength in apartment rents; statements and estimates set forth on pages 3 and 4 regarding renovation costs, the sale of Fund II properties, and the opening of Epic Phase II; and statements and estimates set forth under the captions “Development Pipeline—June 30, 2013” and “Redevelopment Pipeline and Capital Expenditures— June 30, 2013” on pages S-9 and S-10 of the Company’s Supplemental Financial Information Package, which accompanies this press release, regarding estimated costs of property development and redevelopment and regarding the anticipated timing of redevelopments and of the construction start, initial occupancy and stabilization of property development and the various financial forecasts, estimates and assumptions set forth in the columns “Low-end of Guidance range 2013” and “High-end of guidance range 2013” on page S-14 of the Company’s Supplemental Financial Information Package and the forecasts, set forth on page S-16 of the Company’s Supplemental Financial Information Package, of residential supply, jobs, rent growth and occupancy in various areas.  The Company's actual results may differ materially from those projected in such forward-looking statements.  Factors that might cause such a difference include, but are not limited to, changes in market demand for rental apartment homes and the impact of competition and competitive pricing, changes in economic conditions, unexpected delays in the development and stabilization of development projects, unexpected difficulties in leasing of development projects, total costs of development investments exceeding the Company’s projections and other risks detailed in the Company's filings with the Securities and Exchange Commission (SEC).  All forward-looking statements are made as of today, and the Company assumes no obligation to update this information.  For more details relating to risk and uncertainties that could cause actual results to differ materially from those anticipated in our forward-looking statements, and risks to our business in general, please refer to our SEC filings, including the Company’s Report on Form 10-K for the year ended December 31, 2012.

CONTACT INFORMATION
Barb Pak
Director of Investor Relations
(650) 494-3700
bpak@essexpropertytrust.com